Exhibit 10.21
LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is made and entered into as of the 27th day of June, 2007, by and among Lightning Poker, Inc., a Pennsylvania corporation (the "Company"), and those entities and persons listed on Schedule I (collectively, the "Lenders" and individually, a "Lender").

WITNESSETH:

WHEREAS, the Company is in need of working capital, and the Lenders are willing to loan the necessary funds to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.           Loans.

(a)
Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to loan to the Company the principal amount set forth opposite its name on Schedule I (collectively, the "Loans" and individually, a "Loan"). The aggregate principal amount of the Loans shall not exceed $5,000,000. The Loans will be evidenced by the Company's Promissory Notes in substantially the form attached hereto as Exhibit A (collectively, the "Notes" and individually, a "Note"). The Loans shall be secured by a Security Agreement among the Company and the Lenders in substantially the form attached hereto as Exhibit D (the "Security Agreement"), an Intellectual Property Security Agreement for Patents and Trademarks in substantially the form attached hereto as Exhibit E (the "Intellectual Property Security Agreement for Patents and Trademarks"), and an Intellectual Property Security Agreement for Copyrights and Mask Works in substantially the form attached hereto as Exhibit F (the "Intellectual Property Security Agreement for Copyrights and Mask Works"). The Security Agreement, the Intellectual Property Security Agreement for Patents and Trademarks and the Intellectual Property Security Agreement for Copyrights and Mask Works are hereinafter sometimes referred to collectively as the "Security Agreements." This Agreement, the Notes, the Warrants (as defined below) and the Security Agreements may hereinafter be referred to collectively as the "Loan Documents, and individually as a "Loan Document."

(b)
Subject to the conditions set forth herein, at the Closing (as hereinafter defined) each Lender listed on Schedule I under the heading "Closing Date" shall advance its respective Loan amount to the Company as specified for the Closing Date (as hereinafter defined). The consummation of the transactions referred to in this Section 1 by the Lenders shall constitute the Closing (the "Closing"). The date on which the Closing takes place is referred to herein as the "Closing Date." The Closing shall take place via telecopier (or similar means of electronic transmission) and overnight mail at the offices of Buchan Ingersoll & Rooney, P.C., One Oxford Centre, Pittsburgh, Pennsylvania 15219, at 11:00 a.m. Eastern Standard Time on the date hereof, or at such other place and time or on such other date as the Requisite Lenders (as hereinafter defined) and the Company may agree. At the Closing, the Company shall deliver to each Lender the deliverables as required hereunder and each Lender shall advance, by way of check or wire transfer, in immediately available funds, its respective Loan amount to the Company.

2.            Warrants.

(a)
As partial consideration for the Loans, the Company shall issue and deliver to each Lender on the Closing Date a warrant to purchase shares of the Company's capital stock equal to the amount of each Lenders loan divided by the issue price in substantially the form attached hereto as Exhibit B (the "Warrants"). The exercise price for each share of Stock shall be $2.572.

(b)	The Company and the Lenders hereby agree that the entire issue price for the Notes and the Warrants shall be allocated to the Notes for purposes of Treasury Regulation Section 1.1273-2(h).

3.	Use of Proceeds. The Company shall use the proceeds of the Loans for working capital purposes in a manner approved by the Company's Board of Directors.

4.            Lenders' Agent.

(a)
The Lenders hereby appoint The Co-Investment Fund II, L.P. ("CI-II") to act as Lenders' Agent (the "Lenders' Agent") as herein specified for the Lenders under this Agreement and the Notes. Each of the Lenders does hereby accept and agree to all the terms and conditions of the Loan Documents. Each of the Lenders hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize the Lenders' Agent to take such action on its behalf under the provisions of the Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Lenders' Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. CI-II agrees to act as the Lenders' Agent on behalf of the Lenders to the extent provided in the Loan Documents.

(b)
The Lenders' Agent may perform any of its duties under the Loan Documents by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties under the Loan Documents.

(c)
The Lenders' Agent shall not have duties or responsibilities except those expressly set forth in the Loan Documents. The duties of the Lenders' Agent shall be mechanical and administrative in nature; the Lenders' Agent shall not have by reason of any Loan Document a fiduciary relationship in respect of any Lender; and nothing in any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Lenders' Agent any obligations in respect of any Loan Document, except as expressly set forth herein or therein. Each Lender expressly acknowledges (i) that the Lenders' Agent has not made any representations or warranties to it and that no act by the Lenders' Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Lenders' Agent to any Lender; (ii) that it has made and will make its own independent investigation of the financial condition and affairs and its own appraisal of the credit-worthiness of the Company in connection with the making of the Loans hereunder; (iii) that it has made its own independent investigation of the legal matters relating to the Loan Documents.

(d)
The Lenders' Agent agrees, upon the written instructions of the Lenders holding a majority of the outstanding aggregate principal balance of the Notes (the "Requisite Lenders") to take any action of the type specified as being within the Lenders' Agent's rights, powers or discretion herein. In the absence of instructions by the Requisite Lenders, the Lenders' Agent-shall have authority, in its sole discretion, to take or not to take any such action, unless the Loan Documents specifically require the consent of the Requisite Lenders. Any action taken pursuant to such instructions or discretion shall be binding on all the Lenders and on all holders of Notes. No Lender shall have any right of action whatsoever against the Lenders' Agent as a result of the Lenders' Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders, or in the absence of such instructions, in the absolute discretion of the Lenders' Agent except for actions resulting from gross negligence or willful misconduct.

(e)
Neither the Lenders' Agent nor any of its directors, officers, partners, members, managers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under the Loan Documents, or in connection herewith or therewith, unless caused by its or their own gross negligence or willful misconduct. In performing its functions and duties hereunder on behalf of the Lenders, the Lenders' Agent shall exercise the same care which it would exercise in dealing with loans for its own account, but it shall not (i) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of the Loan Documents, or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with the Loan Documents, or (ii) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Company, or the financial condition of the Company, or the existence or possible existence of an event of default.

(f)
The Lenders' Agent shall be entitled to rely upon any writing, email, telegram, telecopy, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, or order or other document or phone conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by an authorized person, and upon opinions of counsel and other professional advisers selected by the Lenders' Agent.

(g)
The Lenders' Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Lenders' Agent. Any request, authority or consent of any legal entity who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

(h)
The Lenders agree among themselves that, with respect to all amounts received by any Lender for application on any obligation hereunder or on the Notes, equitable adjustment will be made so that, in effect, all such amounts will be shared ratably among the Lenders, in proportion to the sum of the amounts then outstanding under the Notes, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or any other non-pro rata source.

(i)
The Lenders' Agent may resign at any time by giving written notice thereof to the Lenders and to the Company. Upon any such resignation, the Lenders holding at least a majority of the outstanding aggregate principal balance of the Loans shall have the right to appoint a successor Lenders' Agent. If a successor Lenders' Agent is not appointed, or has not accepted such appointment within 30 days after the retiring Lenders' Agent's giving of notice of resignation, then the retiring Lenders' Agent may (but shall not be required to), on behalf of the Lenders, appoint a successor Lenders' Agent which shall be a holder of one or more of the Notes. Upon the acceptance by a successor Lenders' Agent of its appointment as Lenders' Agent hereunder, such successor Lenders' Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Lenders' Agent, and the retiring Lenders' Agent shall be discharged from its duties under this Agreement. After any retiring Lenders' Agent's resignation hereunder, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted by it while it was Lenders' Agent under this Agreement.

(j)
No Lender shall have any right of action whatsoever against the Company as a result of the Lenders' Agent or the Company acting or refraining from acting hereunder or under the Loan Documents in accordance with the instructions of the Requisite Lenders or the Lenders' Agent, except for actions resulting from gross negligence or willful misconduct. Neither the Company nor any of its directors, officers, partners, members, managers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under the Loan Documents, or in connection herewith or therewith, as a result of reliance on any request or instruction given to it or them by Lenders' Agent, unless caused by its or their own gross negligence or willful misconduct.

(k)
Financing Statements and Governmental Filings. The Company agrees to execute all financing statements and other governmental filings describing the property in which the Lenders have a security interest under the Security Agreements. The Company irrevocably appoints the Lenders' Agent as its agent and attorney to execute many such financing statements and other governmental filings in the Company's name. The Company further agrees that a carbon, photographic or other reproduction of a financing statement or other governmental filing, or the Security Agreements, shall be sufficient as a financing statement or other governmental filing, as the case may be, and may be filed.

5.
Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to each of the Lenders as of the Closing Date (except where a representation and warranty is only made as of a specific date) as follows:

(a)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company does not have any wholly or partially owned subsidiaries. The Company has all requisite corporate power and authority and, except as set forth on Exhibit C, holds all licenses, permits and other required authorizations from governmental authorities necessary to own its properties and assets and to conduct its businesses as presently conducted, except where the failure to hold such licenses, permits and other authorizations would not have a material adverse effect on the business, operations or financial condition of the Company (a "Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. True and complete copies of the Company's Articles of Incorporation, as amended, and its bylaws, as presently in effect, have been delivered to counsel for the Lenders.

(b)
The Company's authorized capital stock consists of 50,000,000 shares of Stock, no par value per share ("Stock"), of which 4,300,727 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)
Except as set forth herein (including Exhibit C), and except for 1,500,000 shares of Stock reserved for issuance to employees, directors and consultants of the Company upon exercise of options granted or to be granted pursuant to the Company's 2006 Equity Incentive Plan (A) no subscription, warrant, option, convertible or exchangeable security or other right (contingent or otherwise) to purchase or acquire any securities from the Company is authorized or outstanding, (B) there is not any commitment of the Company to issue any subscription, warrant, option, convertible or exchangeable security or other such right or to issue or distribute to the holders of any securities of the Company any evidences of indebtedness or any assets of the Company, (C) the Company does not have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or to pay any dividend or make any other distribution in respect thereof, (D) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company, and (E) no person or entity has any rights to require the registration of any securities of the Company under the Securities Act of 1933, as amended (the "Act") ..

(d)
The Company has all requisite corporate power and authority to enter into this Agreement and the other Loan Documents to which the Company is a party, and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action. This Agreement and the other Loan Documents to which the Company is a party, when executed, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification provisions contained in the documents executed in connection herewith are limited by applicable laws and principles of public policy.

(e)
The Company has obtained all consents and waivers necessary to execute the Loan Documents and any other material agreements or instruments contemplated herein and therein, to issue the Notes, and to carry out the transactions contemplated hereby and thereby.

(f)
To its knowledge, the Company is not in, nor shall the conduct of its business as presently conducted result in, any violation, breach or default of any term of the Company's Articles of Incorporation, as amended, or its bylaws, or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound (the "Company Contracts"), or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, except such violations, breaches or defaults, which, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Company's Articles of Incorporation, as amended, or its bylaws or the Company Contracts or, to the Company's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

(g)
As of the date of this Agreement, except as set forth on Exhibit  C: there is no action, suit or proceeding at law or in equity ("Action") pending or, to the knowledge of the Company, threatened against the Company or any of its properties before any court or governmental commission, foreign or domestic; and, there is no such proceeding pending or, to the knowledge of the Company, threatened, in arbitration or before any administrative agency. As of the date of this Agreement, there is no judgment, consent decree, injunction, rule or other judicial or administrative order outstanding against the Company. As of the date of this Agreement, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Company currently pending or which the Company intends to initiate.

(h)
The Company has timely filed all tax returns and reports required by law, except where the failure to file such a return or report would not have a Material Adverse Effect and such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due as shown on such returns.

(i)
The Company has provided to the Lenders its unaudited consolidated balance sheet and income statement as of December 31, 2006, and its unaudited consolidated income statement for the twelve month period ended December 31, 2006 and notes to the financial statements (collectively, the "Financial Statements")

The Financial Statements (i) are prepared in accordance with the books and records of the Company, (ii) present fairly, in all material respects, the financial condition of the Company at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAA.P"), except for year-end audit adjustments which shall not be material in the aggregate. Since December 31, 2006, (i) there has been no adverse change in the assets, liabilities or financial condition of the Company from that reflected in the Financial Statements except for changes in the ordinary course of business or which have not been material and (ii) none of the business, financial conditions, operations or properties of the Company have been materially adversely affected by any occurrence individually or in the aggregate, whether or not insured against. Except for liabilities under Company Contracts or any other contracts or agreements entered into the ordinary course of business or payables incurred in the ordinary course of business and except as disclosed in the Financial Statements or as otherwise disclosed in this Agreement (including the Schedule of Exceptions), as of the date of this Agreement, the Company has no knowledge of any liabilities of any type which individually exceed $25,000, or in the aggregate exceed $50,000, whether matured or unmatured, absolute or contingent or otherwise that would be required by GAAP to be disclosed in the Financial Statements.

(j)
For purposes of this Agreement, "Proprietary Assets" shall mean all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, (all of the foregoing collectively referred to as the "Intellectual Property Rights"), confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes used in the business of the Company.

(i)
The Company has full title and ownership of, or has license to, all Proprietary Assets, to the knowledge of the Company (except as set forth on Exhibit C) without any conflict with or infringement of the rights of others. Except as provided in license agreements entered into in the ordinary course of the Company's business, to the Company's knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Proprietary Assets owned by the Company and the Company has taken, and in the future the Company will use commercially reasonable efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all Proprietary Assets it owns, except those for which disclosure is required for legitimate business or legal reasons.

(ii)
Except as disclosed on Exhibit C, the Company has not granted, and there are not outstanding, any material options, licenses or agreements relating to any Proprietary Assets of the Company, nor is the Company bound by or a party to any material option, license or agreement with respect to any of Proprietary Assets it owns, except in both cases, as contained in nondisclosure agreements, agreements with employees or consultants, or other agreements entered into in the ordinary course of the Company's business. Except as disclosed on Exhibit C, the Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Assets or any other property or rights, other than commissions payable under broker agreements entered into the ordinary course of business and other payables incurred in the ordinary course of business.

(iii)
To the Company's knowledge (except as set forth on Exhibit C), the Company has not violated or infringed, and is not currently violating or infringing any Intellectual Property Rights of any other person or entity. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as currently proposed, would violate or infringe, any Intellectual Property Rights of any other person or entity.

(iv)
The Company is not aware that any key employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with carrying out his or her duties for the Company or to promote the interest of the Company or that would conflict with the Company's business as currently conducted. The carrying on of the Company's business by the employees and contractors of the Company and the conduct of the Company's business as presently conducted, will not, to the Company's knowledge, conflict with or result in a breach of conditions or provisions of, or constitute a default under, any Company Contract under which any of such key employees or contractors or the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or persons the Company currently intends to hire or retain) made prior to their employment or retention by the Company. To the Company's knowledge, at no time during the conception of or reduction of any of the Company's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party, in each case that might reasonably be expected to adversely affect the Company's rights in such Proprietary Assets.

(k)
Except as disclosed on Exhibit C, as contemplated by this Agreement or as would not have a Material Adverse Effect, since December 31, 2006, the Company has not (i) borrowed any funds or incurred or become subject to any material obligations or liabilities (absolute or contingent), except as incurred in the ordinary course of business, (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent) other than liabilities in the ordinary course of business and obligations incurred in the ordinary course of business referred to in clause (i) above, (iii) declared or paid any dividends or distributions to its shareholders of any assets of any kind whatsoever, (iv) entered into any agreements or arrangements granting any preferential rights to purchase all or substantially all of the assets, properties or rights of the Company (including management and control thereof), or requiring the consent of any party to a transfer or assignment of such assets, properties or rights (or change in the management or control thereof), or providing for the merger or consolidation of the Company into or with another corporation, or sold any substantial product line, (v) except in the ordinary course of business, made or permitted any material amendment or termination of any material contract, agreement or license to which it is a party, (vi) changed any material accounting method or practice, including without limitation, any change in depreciation or amortization policies or rates, (vii) made any loan to any officer, director or employee of the Company, or increased the compensation or benefits payable, or to become payable, to any of the officers or directors of the Company, including but not limited to any bonus payment or deferred compensation, other than increases and bonuses in the ordinary course of business (viii) entered into any material transaction that has not been approved by the Board of Directors other than in the ordinary course of business, or (ix) entered into an agreement to do any of the things described in clauses (i) through (viii) above.

(1)
Subject to the accuracy of each of the Lender's representations and warranties set forth in Section 6 hereof, the offer, sale and issuance of the Notes and the Warrants, as provided in this Agreement, is and is intended to be: (i) exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D promulgated thereunder, and (ii) registered, qualified or exempt from the registration or qualification requirements of applicable state securities laws. Neither the Company nor, to the Company's knowledge, anyone acting on its behalf has taken any action that would cause the loss of such exemptions.

(m)
 No representation or warranty by the Company contained in this Agreement or any Schedule or Exhibit hereto, or any certificate or other instrument referred to herein or otherwise furnished or to be furnished to the Lenders or their counsel by the Company with respect to the transactions contemplated hereby, contains any untrue statement of a material fact or omits or will omit to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they were made. There is no fact known to the Company relating to the business, affairs, operations, or conditions of the Company which materially adversely affects the same and which has not been disclosed to the Lenders or Lenders' counsel by the Company or its agents.

6.	Representations and Warranties of the Lenders. Each Lender, severally and not jointly, represents and warrants to the Company that:

(a)
All action, corporate or otherwise, on the part of such Lender, and its officers, directors, and shareholders or partners, as the case may be, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such Lender hereunder, has been taken or will be taken prior to the Closing Date and this Agreement and the Loan Documents to which such Lender is a party, when executed, constitute valid and legally binding obligations of such Lender, enforceable against such Lender in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, including the Loan Documents to which such Lender is a party, will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the charter, bylaws or other organizational documents of such Lender.

(b)	It has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Notes and the Warrants.

(c)
It has made such independent investigation of the Company, its management, and related matters as it deems to be necessary or advisable in connection with an investment in the Notes and the Warrants; and each Lender has received all information and data which it believes to be necessary in order to reach an informed decision as to the advisability of an investment in the Notes and the Warrants.

(d)	It had the opportunity to discuss the Company's business with the Company's senior executives.

(e)
The Notes and the Warrants are being acquired for investment only and not for resale or with a view to.the distribution thereof, except as the same may be made in compliance with all applicable securities laws.

(I)	It has been advised that the Notes and the Warrants are not being registered under the Act on the grounds that this transaction is exempt under the Act as not involving any public offering.

(g)
It has been advised that the Notes and the Warrants may not be sold or offered for sale in the absence of an effective registration statement as to the securities under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts.

(h)	It is an "accredited investor" within the meaning of Rule 501 under the Act.

(i)
Such Lender understands that the Notes and the Warrants will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Such Lender acknowledges that the securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Such Lender is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

7.
Lenders' Closing Conditions. The obligations of each of the Lenders to make the Loans is subject to the performance by the Company of its obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the date of the making of the Loans at the Closing.

(a)	At the Closing, such Lender shall have completed its due diligence, with results satisfactory to such Lender.

(b)	At the Closing, the Company shall have executed and delivered to each Lender this Agreement.

(c)	At the Closing, the Company shall have executed and delivered to each Lender a Note in the principal amount of such Lender's Loan.

(d)	At the Closing, the Company shall have executed and delivered to each Lender a Warrant.

(e)	At the Closing, the Company shall have executed and delivered to the Lenders' Agent the Security Agreement.

(f)	At the Closing, the Company shall have executed and delivered to the Lenders' Agent the Intellectual Property Security Agreement for Patents and Trademarks.

(g)	At the Closing, the Company shall have execute and delivered to the Lenders' Agent the Intellectual Property Security Agreement for Copyrights and Mask Works.

(h)	At the Closing ,the Lenders' Agent shall have filed UCC-1 financing statements and other governmental filings to be filed pursuant to the Security Agreements

(i)	At the Closing, the Lenders shall have obtained all necessary approvals of their governing bodies.

8.
Company's Closing Conditions. The obligations of the Company hereunder are subject to the performance by the Lenders of their obligations under the Loan Documents and to the satisfaction of the following further conditions on or prior to the Closing:

(a)	Each Lender shall have delivered to the Company by check or wire transfer, in immediately available funds, an amount equal to the principal amount of each Lender's Loan.

9.	Covenants. The Company covenants to the Lenders as follows:

(a)
The Company shall promptly notify the Lenders' Agent in writing in the event that a material adverse change has occurred with respect to the assets, business, operations or financial condition of the Company, or that the prospect of payment or performance of any covenant, agreement or duty under the Loan Documents or any of the other agreements or undertakings in connection with any of its obligations to the Lenders is impaired in any material respect.

(b)
The Company shall promptly notify the Lenders' Agent in writing in the event of a loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date hereof shall occur, which loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or otherwise) of the Company.

(c)
The Company shall promptly notify the Lenders' Agent in writing if the Company is in breach of any material agreement, document or instrument, whether formerly, now or after the date hereof, existing between the Company and any other person, firm or entity, if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or otherwise) of the Company.

(d)
The Company shall not make any prepayment of any Note or agree to the amendment of any such Note, and no Lender shall accept any prepayment of its Note, or agree to any amendment of such Note, unless a proportionate prepayment is made to all of the Notes and in the case of an amendment, such amendment is approved by the Requisite Lenders.

(e)
The Company shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or acquired in the future, or agree to become liable to do so without the consent of the Requisite Investors, except:

(i)	Liens existing on the Closing Date and described in Schedule C to this Agreement;

(ii)	Liens arising from taxes, assessments, charges, levies or claims that are not yet due or that remain payable without penalty;

(iii)
Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

(iv)
Mechanics', carriers', workmen's, repairmen's or similar liens arising in the ordinary course of business in respect of obligations which are not overdue, or deposits made to obtain the release of such mechanics', carriers', workmen's, repairmen's or similar liens which are being contested in good faith by appropriate proceedings and with respect to which the Company has created reserves which are determined to be adequate by the application of GAAP consistently applied; and

(v)
Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title to real property and other minor liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Company.

(f)	The Company will not at any time create, incur, assume or suffer to exist any debt without the consent of the Requisite Investors, except:

(i)	Debt under this Agreement, the Notes, the other Loan Documents or under any other document, instrument or agreement between the Company and the Lenders;

(ii) Debt existing on the Closing Date and described in Schedule C to this Agreement; provided, however, that none of such indebtedness shall be extended, renewed or refinanced without the prior written consent of the Requisite Lenders; and

(iii) Current accounts payable, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of business.

(g)
The Company will not at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other person, firm or entity.

(h)
The Company shall furnish to each Holder (except to the extent waived by each Holder):

Within 30 days after the end of each calendar month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flow of the Company for such month and for the current fiscal year to the end of such month setting forth in comparative form the Company's financial statements for the corresponding periods for the prior fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company stating that such statements are in accordance with the books and records of the Company, have been prepared in accordance with GAAP applied on a consistent basis (except as noted and on the accompanying notes) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby, subject to changes resulting from year end adjustments and accruals; and

(ii)	At least 30 days prior to the end of each fiscal year, an annual budget for the next fiscal year.

(i)
The Company shall permit each Lender and any authorized representative thereof, at such Lender's expense, to visit and inspect the properties of the Company, including its corporate and financial records, to examine its records and make copies thereof and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice. The Lenders and their representatives shall treat all information with respect to the Company and its business that is not in the public domain as confidential and shall not use information for any purpose other than to monitor the Company's performance hereunder and shall not disclose same except as required by court order.

10.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. It is expressly understood and agreed that CI-II and SIG Strategic Investments, LLLP may assign and transfer any of their respective rights hereunder, or the Note or the Warrant, from time to time, to any of their respective affiliates, whether now in existence or hereafter formed.

11.
Expenses. Each party hereto shall bear its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, except that the Company shall pay the fees and disbursements of Buchanan Ingersoll & Rooney, P.C, counsel to the Lenders (not to exceed $20,000 in fees without the consent of the Company). The foregoing payments shall be made within 15 days after a statement for such fees and expenses has been received by the Company.

12.
Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class mail, postage prepaid, return receipt requested,

(a)
If to a Lender, to the address set forth on Schedule I, to the Lenders' Agent at the following address, or at such other address as may have been furnished to the Company by the Lenders' Agent or a Lender in writing:

The Co-Investment Fund II, L.P. Five Radnor Corporate Center Suite 555
100 Matsonford Road
Radnor, PA 19087

withacopyto:

Jane E. Hepner, Esq.
Buchanan Ingersoll & Rooney, P.C. 20th Floor, One Oxford Centre Pittsburgh, PA 15219-6498 Email: jane.hepner@bipc.com

(b)	If to the Company at:

Lightning Poker, Inc.
106 Chelsea Parkway
Boothwyn, PA 19061
Attn: Chief Executive Officer

13.       Integration: Amendments and waiver: This Agreement, together with all
Schedules and Exhibits hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Any term of this Agreement may be -amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Requisite Lenders. No waivers of or exceptions to any teen, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

14,	Several. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

15.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of laws.

16..	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

WITNESS the due execution of this Loan Agreement as of the day and year first above written.

LIGHTNING POKER, INC.
By:/s/ Brian Haveson
Title:               CEO

LENDERS
THE CO-INVESTMENT FUND II,LP By:Co-Invest Management II, L.P, its general partner By:Co-Investment Capital Partners, Inc. its general partner By: /s/ Tecce Title:

SIG STRATEGIC INVESTMENTS, LLLP

By:
Susquehanna Private Equity Investments, LLC
Its authorized agent
By:/s/ Todd M. Simkin
Title: Chief Operating officer

STEWART J. GREENEBAUM, LLC

By:/s/ Stewart J. Greemebaum
Title:

+Schedule I

Lenders

Closing Date

Name and Address                                                                                                       Principal Amount of Loan

The Co-Investment Fund II, L.P.                                                                                                $2,000,000

Five Radnor Corporate Center Suite 555
100 Matsonford Road
Radnor, PA 19087

SIG Strategic Investments, LLLP                                                                                                $2,000,000

Stewart J. Greenebaum, LLC                                                                                                        $1,000,000

EXHIBIT  A

Form of Promissory Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Schedule of Exceptions

Section 5(c)
Warrants issued as follows:

Warrants issued as follows:

o $1,818,182 shares of the Company's capital stock at$1.10 per share. Warrants expires July 31, 20

o $750,000 worth of shares of the Company's capital stock at an exercise price $1.286 per share of capital stock. The Warrants are exercisable on the date of the next equity financing of the Company. The Warrants expire January 31, 2012

o $100,000 worth of shares of the Company's capital stock at 50% of the issue price per share of capital stock issued on the next equity financing of preferred stock of the Company. Warrants expire April 19, 2012.

Promissory Note in the amount of $1,000,000 plus accrued interest may be converted into shares of the Company's capital stock at the same purchase price of such shares issued in the next equity financing. The Note matures on January 31, 2008.

Promissory Note in the amount of $500,000 plus accrued interest may be converted into shares of the Company's capital stock at the same purchase price of such shares issued in the next equity financing. The Note matures on April 12, 2008

Promissory Notes in the amount of $200,000 plus accrued interest may be converted into shares of the Company's capital stock at the same purchase price of such shares issued in the next equity financing. The Notes mature on April 19, 2008.

Section 5(i)	Promissory Note in the amount of $1,000,000.00 dated January 31, 2007. Note Matures January 31, 2008. Interest accrues at 8% per annum.

Promissory Note in the amount of $500,000.00 dated April 12, 2007. Note Matures April 12, 2008. Interest accrues at 8% per annum

EXHIBIT C, continued

Schedule of Exceptions

Section 5(i)continued Promissory Notes in the amount of $200,000.00 dated April 19, 2007. Notes Matures April 19, 2008. Interest accrues at 8% per annum

Section 5(j)(i)
•	Security Agreement dated January 31,2007;
•	Intellectual Property Security Agreement for Patents and Trademarks dated January 31,2007;
•	Intellectual Property Security Agreement for Copyrights and Mask works dated January 31,2007

Section 5(j)(ii)

o	Shuffle Master Distribution Agreement dated January 22, 2007

o	21st Century Gaming Concepts Inc. Sales Consulting Agreement dated June 1, 2006

o	Standing Stone Gaming LLC Software License Agreement dated March 26, 2006

o	Digital Dynamics Software Inc Software License Agreement dated April 16, 2007

Section 5(k)	Promissory Note in the amount of $1,000,000.00 dated January 31, 2007. Note Matures January 31, 2008. Interest accrues at 8% per annum.

EXHIBIT C, continued

Schedule of Exceptions

5(k)continued	8% per annum Section Promissory Note in the amount of $500,000.00 dated April 12, 2007. Note Matures April 12, 2008. Interest accrues at 8% per annum

Promissory Notes in the amount of $200,000.00 dated April 19, 2007. Notes Matures April 19, 2008. Interest accrues atDuring 2007 the President of Lightning Poker Inc. received an increase in annual compensation.

Section 9(e)(i)

• Security Agreement dated January 31,2007;
• Intellectual Property Security Agreement for Patents and Trademarks dated January 31,2007;
• Intellectual Property Security Agreement for Copyrights and Mask works dated January 31,2007

EXHIBIT D

Security Agreement

EXHIBIT E

Intellectual Property Security Agreement for Patents and Trademarks

EXHIBIT F

Intellectual Property Security Agreement for Copyrights and Mask Works

PROMISSORY NOTE

$2,000,000	June 27, 2007

FOR VALUE RECEIVED, the undersigned, Lightning Poker, Inc., a Pennsylvania corporation (hereinafter referred to as "Maker") hereby promises to pay to the order of The Co-Investment Fund, II, L.P. or its successors and assigns (hereinafter referred to as "Payee") the principal sum of Two Million Dollars ($2,000,000), together with interest on the unpaid principal amount of this Promissory Note ("Note") outstanding at the rate of 8% per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid  principal amount of this Note; or any portion thereof, shall be paid in full in cash on June 27, 2010.

The amount of interest accruing hereunder shall be computed on an actual day, 365/366 day year basis. All payments hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the office of Payee, or at such other place as the holder hereof may designate in writing.

This Note is one of a series of Maker's Notes issued pursuant to that certain Loan Agreement of even date herewith, by and among Maker, Payee and the persons named therein, (collectively, the "Loan Agreement") and is subject to the terms and conditions -thereof. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

With the prior written consent of the Requisite Lenders, Maker may prepay this Note at any time in whole, or in part without payment of penalty or unearned interest; provided, however, that any such prepayment of principal shall be accompanied by the payment of interest accrued to the date of such prepayment and all costs, expenses or charges then owed to Payee pursuant to this Note; and further provided, that any prepayment shall be applied proportionately to all of the Notes issued pursuant to the Loan Agreement. In the event the Payee receives payments in excess of its pro rata share of Maker's payments to the holders of all of the Notes, then Payee shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other payees upon demand by such payees.

                 Maker hereby expressly waives presentment, demand, protest and notice of any kind.

Upon the occurrence of any one of the following, events (the "Events of Default"), the entire principal amount outstanding hereunder and accrued interest together with all other sums due hereunder shall at the option of the Requisite Lenders, without any prior notice, presentment or demand, become immediately due and payable in full:

(i) Failure of Maker to make principal or interest payments when due or otherwise to fail to perform or comply with any of its material obligations under this Note or the Loan Agreement where such failure continues for 10 days in the case of a payment failure and 30 days in the case of any other failure after notice is sent to Maker by the Requisite Lenders; or

(ii) An assignment by Maker for the benefit of its creditors, or the commencement by or against Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings; or

(iii) Maker shall assign or transfer its obligations under this Note without the prior written consent of the Requisite Lenders; or

(iv) The dissolution of Maker; or

(v) After delivery by Maker of written notice in accordance with Section 10(a) of the Loan Agreement, the Requisite Lenders shall determine (which determination shall be made in good faith after giving Maker an opportunity to make a presentation and provide a plan to Lenders) that a material adverse change has occurred with respect to the assets, business, operations or financial condition of Maker and that the prospect of payment or performance of any covenant, agreement or duty under this Note, the Loan Agreement or any of the other agreements, instruments, documents or undertakings arising under or in connection with any of the obligations of Maker owing to Payee is impaired in any material respect; or

(vi) Maker shall be in breach of any material agreement, document or instrument, whether formerly, now or after the date of this Note, existing between Maker and any other person, firm or entity if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or other) of Maker, and where such breach continues after any applicable cure period; or

(vii) The loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date of this Note by Maker shall occur or exist, which loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse effect on the business, profits, assets or condition (financial or other) of Maker, and which continues uncured for any cure period or otherwise for 30 days after notice is sent to Maker by the Requisite Lenders; or

(viii) The entry of a judgment against Maker in excess of $50,000, which judgment shall remain unstayed or undischarged for a period of 60 days.

2

In addition to the rights and remedies given it by this Note, Payee shall have all those rights and remedies allowed by applicable laws. The rights and remedies of Payee are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others.. Maker shall be liable for all costs, expenses and attorneys' fees incurred by Payee in connection with the collection of the indebtedness evidenced by the Note.

No delay or omission of Payee or its assignee in exercising any power or right hereunder, and no partial exercise of'such power or right, shall operate in any way as a waiver or impairment of any subsequent or further exercise thereof, Payee or its assignee shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof,

Maker may not assign or transfer its obligation hereunder without the prior written consent of the Requisite Lenders. This Note may be assigned by Payee without the consent of Maker.

This Note may be amended only by a written instrument executed by Maker, Payee and the Requisite Lenders.

This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania.

WITNESS the due execution of this Note, intending to be legally bound, on the day and year written above.

Lightning Poker, Inc.

By: /s/ Brian Haveson

Title:               CEO

3

PROMISSORY NOTE

$2,000,000                                                                                                         June 27, 2007

FOR VALUE RECEIVED, the undersigned, Lightning Poker, Inc., a Pennsylvania corporation (hereinafter referred to as "Maker") hereby promises to pay to the order of SIG Strategic Investments, LLLP or its successors and assigns (hereinafter referred to as "Payee") the principal sum of Two Million Dollars ($2,000,000), together with interest on the unpaid principal amount of this Promissory Note ("Note") outstanding at the rate of 8% per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on June 27, 2010.

The amount of interest accruing hereunder shall be computed on an actual day, 365/366 day year basis. All payments hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the office of Payee, or at such other place as the holder hereof may designate in writing.

This Note is one of a series of Maker's Notes issued pursuant to that certain Loan Agreement of even date herewith, by and among Maker, Payee and the persons named therein, (collectively, the "Loan Agreement") and is subject to the terms and conditions thereof. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

With the prior written consent of the Requisite Lenders, Maker may prepay this Note at any time in whole or in part without payment of penalty or unearned interest; provided, however, that any such prepayment of principal shall be accompanied by the payment of interest accrued to the date of such prepayment and all costs, expenses or charges then owed to Payee pursuant to this Note; and further provided, that any prepayment shall be applied proportionately to all of the Notes issued pursuant to the Loan Agreement. In the event the Payee receives payments in excess of its pro rata share of Maker's payments to the holders of all Of the Notes, then Payee shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other payees upon demand by such payees.

                Maker hereby expressly waives presentment, demand, protest and notice of any kind.

Upon the occurrence of any one of the following events (the "Events of Default"), the entire principal amount outstanding hereunder and accrued interest together with all other sums due hereunder shall at the option of the Requisite Lenders, without any prior notice, presentment or demand, become immediately due and payable in full:

1

(ix)
Failure of Maker to make principal or interest payments when due or otherwise to fail to perform or comply with any of its material obligations under this Note or the Loan Agreement where such failure continues for 10 days in the case of a payment failure and 30 days in the case of any other failure after notice is sent to Maker by the Requisite Lenders; or

(x)	An assignment by Maker for the benefit of its creditors, or the commencement by or against Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings; or

(xi)	Maker shall assign or transfer its obligations undet this Note without the prior written consent of the Requisite Lenders; or

(xii)	The dissolution of Maker; or

(xiii)
After delivery by Maker of written notice in accordance with Section 10(a) of the Loan Agreement, the Requisite Lenders shall determine (which determination shall be made in good faith after giving Maker an opportunity to make a presentation and provide a plan to Lenders) that a material adverse change has occurred with respect to the assets, business, operations or financial condition of Maker and that the prospect of payment or performance of any covenant, agreement or duty under this Note, the Loan Agreement or any of the other agreements, instruments, documents or undertakings arising under or in connection with any of the obligations of Maker owing to Payee is impaired in any material respect; or

(xiv)
Maker shall be in breach of any material agreement, document or instrument, whether formerly, now or after the date of this Note, existing between Maker and any other person, firm or entity if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or other) of Maker, and where such breach continues after any applicable cure period; or

(xv)
The loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date of this Note by Maker shall occur or exist, which loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse effect on the business, profits, assets or condition (financial or other) of Maker, and which continues uncured for any cure period or otherwise for 30 days after notice is sent to Maker by the Requisite Lenders; or

(xvi)	The entry of a judgment against Maker in excess of $50,000, which judgment shall remain unstayed or undischarged for a period of 60 days.

In addition to the rights and remedies given it by this Note, Payee shall have all those rights and remedies allowed by applicable laws. The fights and remedies of Payee are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others,. Maker shall be liable for all costs, expenses and attorneys' fees incurred by Payee in connection with the collection of the indebtedness evidenced by the Note.

2

No delay or omission of Payee or its assignee in exercising any power or right hereunder, and no partial exercise of such power or right, shall operate in any way as a waiver or impairment of any subsequent or further exercise thereof. Payee or its assignee shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof.

Maker may not assign or transfer its obligation hereunder without the prior written consent ofthe Requisite Lenders. This Note may be assigned by Payee without the consent of Maker.

This Note may be amended only by a written instrument executed by Maier, Payee and the Requisite Lenders.

This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania.

WITNESS the due execution of this Note, intending to be legally bound, on the day and year written above,

Lighting Poker, Inc.

By:/s/ Brian haveson
Title:   CEO

3

PROMISSORY NOTE

$1,000,000                                                                                                            July 2, 2007

FOR VALUE RECEIVED, the undersigned, Lightning Poker, Inc., a Pennsylvania corporation (hereinafter referred to as "Maker") hereby promises to pay to the order of Stewart J. Greenebaum, LLC or its successors and assigns (hereinafter referred to as "Payee") the principal sum of One Million Dollars ($1,000,000), together with interest on the unpaid principal amount of this Promissory Note ("Note") outstanding at the rate of 8% per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on June 27, 2010.

The amount of interest accruing hereunder shall be computed on an actual day, 365/366 day year basis. All payments hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the office of Payee, or at such other place as the holder hereof may designate in writing.

This Note is one of a series of Maker's Notes issued pursuant to that certain Loan Agreement of even date herewith, by and among Maker, Payee and the persons named therein, (collectively, the "Loan Agreement") and is subject to the terms and conditions thereof. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

With the prior written consent of the Requisite Lenders, Maker may prepay this Note at any time in whole or in part without payment .of penalty or unearned interest; provided, however, that any such prepayment of principal shall be accompanied by the payment of interest accrued to the date of such prepayment and all costs, expenses or charges then owed to Payee pursuant to this Note; and further provided, that any prepayment shall be applied proportionately to all of the Notes issued pursuant to the Loan Agreement. In the event the Payee receives payments in excess of its pro rata share of Maker's payments to the holders of all of the Notes, then Payee shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other payees upon demand by such payees.

Maker hereby expressly waives presentment, demand, protest and notice of any kind.

Upon the occurrence of any one of the following events (the "Events of Default"), the entire principal amount outstanding hereunder and accrued interest together with all other sums due hereunder shall at the option of the Requisite Lenders, without any prior notice, presentment or demand, become immediately due and payable in full:

1

(ix)
Failure of Maker to make principal or interest payments when due or otherwise to fail to perform or comply with any of its material obligations under this Note or the Loan Agreement where such failure continues for 10 days in the case of a payment failure and 30 days in the case of any other failure after notice is sent to Maker by the Requisite Lenders; or

(x)	An assignment by Maker for the benefit of its creditors, or the commencement by or against Maker of any bankruptcy, insolvency, liquidation, receivership or similar proceedings; or

(xi)	Maker shall assign or transfer its obligations undet this Note without the prior written consent of the Requisite Lenders; or

(xii)	The dissolution of Maker; or

(xiii)
After delivery by Maker of written notice in accordance with Section 10(a) of the Loan Agreement, the Requisite Lenders shall determine (which determination shall be made in good faith after giving Maker an opportunity to make a presentation and provide a plan to Lenders) that a material adverse change has occurred with respect to the assets, business, operations or financial condition of Maker and that the prospect of payment or performance of any covenant, agreement or duty under this Note, the Loan Agreement or any of the other agreements, instruments, documents or undertakings arising under or in connection with any of the obligations of Maker owing to Payee is impaired in any material respect; or

(xiv)
Maker shall be in breach of any material agreement, document or instrument, whether formerly, now or after the date of this Note, existing between Maker and any other person, firm or entity if such breach would reasonably be expected to have a material adverse affect on the business, profits, assets or condition (financial or other) of Maker, and where such breach continues after any applicable cure period; or

(xv)
The loss, suspension, revocation or failure to renew any license or permit now held or acquired after the date of this Note by Maker shall occur or exist, which loss, suspension, revocation or failure to renew would reasonably be expected to have a material adverse effect on the business, profits, assets or condition (financial or other) of Maker, and which continues uncured for any cure period or otherwise for 30 days after notice is sent to Maker by the Requisite Lenders; or

(xvi)	The entry of a judgment against Maker in excess of $50,000, which judgment shall remain unstayed or undischarged for a period of 60 days.

In addition to the rights and remedies given it by this Note, Payee shall have all those rights and remedies allowed by applicable laws.. The rights and remedies of Payee are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others. Maker shall be liable for all costs, expenses and attorneys' fees incurred by Payee in connection with the collection of the indebtedness evidenced by the Note.

No delay or omission of Payee or its assignee in exercising any power or right hereunder, and no partial exercise of such power or right, shall operate in any way as a waiver or impairment of any subsequent or further exercise thereof. Payee or its assignee shall not be liable for or prejudiced by failure to collect or lack of diligence in bringing suit on this Note or any renewal or extension hereof..

Maker may not assign or transfer its obligation hereunder without the prior written consent of the Requisite Lenders. This Note may be assigned by Payee without the consent of Maker.

This Note may be amended only by a written instrument executed by Maker, Payee and the Requisite Lenders.

This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania.

WITNESS the due execution of this Note, intending to be legally bound, on the day and year written above.

Lightning Poker, Inc.

By:/s/ Brian haveson

         Title: CEO

INTELLECTUAL PROPERTY SECURITY AGREEMENT FOR COPYRIGHTS AND MASK WORKS
This Intellectual Property Security Agreement for Copyrights and Mask Works
("Agreement") dated June 27, 2007 is between Lightning Poker, Inc. ("Grantor") and TheCo-
Investment Fund II, L.P. ("Lenders' Agent"), on behalf of the Lenders (as hereinafter defined).

RECITALS

A.           Lenders' Agent and other Lenders will make advances to Grantor ("Loans") as described in the Loan Agreement dated of even date herewith between Grantor, Lenders' Agent, and the other lenders (the "Lenders") named therein, (the "Loan Agreement"), but only if Grantor grants Lenders' Agent, on behalf of the Lenders and in accordance with the terms of the Loan Agreement, a security interest in its intellectual property, including copyrights and mask works.

B.            Grantor has granted Lenders' Agent, for the benefit of the Lenders, a security interest in all of its right, title and interest, presently existing or later acquired, in and to all the Collateral described in the Security Agreement dated of even date herewith (the "Security Agreement") executed by Grantor, the Lenders and Lenders' Agent contemporaneously with the Loan Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, and intending to be legally bound, the parties hereto mutually agree as follows:

1.           DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement and the Security Agreement.. In addition, the following terms, as used in this Agreement, have the following meanings:

"Intellectual Property Collateral" means:

(i)              Each of the copyrights and works which are capable of being protected as copyrights (including all of Grantor's right to the copyright registrations listed on Exhibit A, attached hereto, as the same may be updated hereafter from time to time and.all other original works of authorship and derivative works thereof, whether registered or non-registered, and applications for registration pertaining thereto), which are presently owned by Grantor, in whole or in part, and all copyrights with respect thereto throughout the world, and all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such copyrights provided, however, that "Intellectual Property Collateral" shall not include any rights in or to works created by or on behalf of Grantor as a "work for hire" for others or which Grantor assigns to others in its ordinary course of business;

1

(ii) All of Grantor's right, title, and interest to file applications for copyright registration under federal or state copyright law or regulation of any foreign country, and the right (without obligation) to sue in the name of Grantor or in the name of Lenders' Agent for past, present, and future infringements of the copyrights, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

(iii) Each of the mask works and works which are capable of being protected as mask works (including all of Grantor's right to the mask work registrations listed on Exhibit B, attached hereto, as the same may be updated hereafter from time to time) and all applications for mask work registration, which are presently owned by Grantor, in whole or in part, and all rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to extend such mask work registrations;

(iv) All of Grantor's right, title, and interest to file applications for mask work registration under federal and state law or regulation of any foreign country, the right (without obligation) to sue in the name of Grantor or in the name of Lenders' Agent for past, present, and future infringements of the mask work registrations, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

(v) All general intangibles relating to the foregoing; and

(vi) All proceeds of any and all of the foregoing (including, without limitations, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

Notwithstanding the foregoing, "Intellectual Property Collateral" shall not include any license, property or contract right the granting of a security interest in which would be prohibited by law or contract.

"Obligations" means the Debt as defined in the Security Agreement.

2. GRANT OF SECURITY INTEREST.

Grantor hereby grants Lenders' Agent, for the benefit of the Lenders, a first-priority security interest in all of Grantor's right, title, and interest in and to the Intellectual Property Collateral to secure the Obligations.

This security interest is granted in conjunction with the security interest granted under the Loan Agreement and Security Agreement, and the Intellectual Property Security Agreement for Patents and Trademarks dated of even date herewith. Lenders' Agent's rights and remedies in the security interest are in addition to those in the Loan Agreement, the Security Agreement, and the Intellectual Property Security Agreement for Patents and Trademarks, and those available in law or equity. Lenders' Agents' rights, powers and interests are cumulative with every right, power or remedy provided hereunder. Lenders' Agent's exercise of its rights, powers or remedies in this Agreement, the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), and does not preclude the simultaneous or later exercise of any or all other rights, powers or remedies.

2

3.           REPRESENTATIONS< WARRANTIES AND COVENANTS

Grantor hereby represents, warrants, and covenants that:

3.1              Copyrights; Mask Works

(i) A true and complete schedule setting forth all copyright registrations owned or controlled by Grantor, together with a summary description in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit A;

(ii) A true and complete schedule setting forth all mask work registrations owned or controlled by Grantor, together with a summary description in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit B;

3.2             Validity; Enforceability. To the Grantor's knowledge and belief, each of the copyrights and mask works is valid and enforceable, and Grantor is not presently aware of any past, present, or prospective claim by any third party that any of the copyrights or mask works are invalid or unenforceable, or that the use of any copyrights or mask works violates the rights of any third person, or of any basis for any such claims;

3.3             Title. To the Grantor's knowledge and belief, Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the copyrights, copyright registrations, mask works, and mask work registrations free and clear of any liens, charges, and encumbrances, including pledges and assignments, or has the rights to use the same under a valid license; provided, however, that it is understood and agreed that Grantor has not done exhaustive prior art searches or other searches with respect to such property;

3.4 Notice. To the Grantor's knowledge and belief, Grantor has used and will continue to exercise reasonable efforts to use proper statutory notice in connection with its use of each of the copyrights and mask works; and

3.5              Perfection of Security Interest. Except for the filing of a financing statement with the Secretary of the Commonwealth of Pennsylvania and filings with the United States Copyright Office necessary to perfect the security interests created hereunder, to the Grantor's knowledge and belief no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States is required either for the grant by Grantor of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Grantor or for the perfection of or the exercise by Lenders' Agent of its rights hereunder with respect to the Intellectual Property Collateral.

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4. AFTER-ACQUIRED COPYRIGHT OR MASK WORK RIGHTS.

If Grantor shall obtain ownership rights to any new copyrights or mask works the provisions of this Agreement shall automatically apply thereto. Grantor shall, upon reasonable request by Lenders' Agent, provide a report from time to time in writing to Lenders' Agent with respect to any such new copyrights or mask works, or renewal or extension of any copyright or mask work registration. Grantor shall bear any expenses incurred in connection with future copyright or mask work registrations.

5. LITIGATION AND PROCEEDINGS.

Grantor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and at its own expense, such suits, administrative proceedings, or other actions for infringement or other damages as are in its reasonable business judgment necessary and appropriate to protect the Intellectual Property Collateral. Grantor shall provide to Lenders' Agent any non-privileged information with respect thereto requested by Lenders' Agent. Lenders' Agent shall provide at Grantor's expense all necessary cooperation in connection with any such suits, proceedings, or action, including, without limitation, joining as a necessary party. Following Grantor's becoming aware thereof, Grantor shall notify Lenders' Agent of the institution of, or any adverse determination in, any proceeding in the United States Copyright Office, or any United States, state, or foreign court regarding Grantor's claim of ownership in any of the copyrights or mask works, its right to apply for the same, or its right to keep and maintain such copyright or mask work right.

6. POWER OF ATTORNEY.

To the extent it does not adversely affect the validity of the Intellectual Property Collateral, Grantor grants Lenders' Agent power of attorney, coupled with an interest, having the full authority, and in the place of Grantor and in the name of Grantor, from time to time during the occurrence and continuance of an Event of Default in Lenders' Agent's discretion, to take any action and to execute any instrument which Lenders' Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, as may be subject to the provisions of this Agreement: to endorse Grantor's name on all applications, documents, papers, and instruments necessary for Lenders' Agent to use or maintain the Intellectual Property Collateral; to ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Intellectual Property Collateral; to file any claims or take any action or institute any proceedings that Lenders' Agent may deem necessary for the collection of any of the Intellectual Property Collateral or otherwise to enforce Grantor's or the Lenders' rights with respect to any of the Intellectual Property Collateral and to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property Collateral to any person.

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7. EVENTS OF DEFAULT.

An Event of Default (as defined in the Security Agreement) shall be an Event of Default under this Agreement

8. SPECIFIC REMEDIES.

Upon the occurrence and continuation of any Event of Default, Lenders' Agent shall have, in addition to, other rights given by law or in this Agreement, the Loan Agreement, the Security Agreement, the Intellectual Property Security Agreement for Patents and Trademarks, or in the Notes, all of the rights and remedies with respect to the Intellectual Property Collateral of a secured party under the Code, including the following:

8.1            Notification. Lenders' Agent may notify licensees to make royalty payments on license agreements directly to Lenders' Agent for the benefit of the Lenders; and

8.2            Sale. Lenders' Agent may sell or assign the Intellectual Property Collateral at public or private sale for such amounts, and at such time or times as Lenders' Agent deems advisable. Any requirement of reasonable notice of any disposition of the Intellectual Property Collateral shall be satisfied if such notice is sent to Grantor thirty days prior to such disposition. Grantor shall be credited with the net proceeds of such sale only when they are actually received by Lenders' Agent, and Grantor shall continue to be liable for any deficiency remaining after the Intellectual Property Collateral is sold or collected. If the sale is to be a public sale, Lenders' Agent shall also give notice of the time and place by publishing a notice one time at least ten days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held. To the maximum extent permitted by applicable law, Lenders' Agent may be the purchaser of any or all of the intellectual Property Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Intellectual Property Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any collateral payable by Lenders' Agent at such sale.

9. CHOICE OF LAW

The Code shall govern the perfection and the effect of attachment and perfection of the Lenders' security interest in the Collateral, and the rights, duties and obligations of the Lenders, the Lenders' Agent and Grantor with respect to the Intellectual Property Collateral. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State.

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10.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Grantor and Lenders' Agent.

10.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties;rp ovided, however, that Grantor may not assign the Agreement or any rights or duties hereunder without Lenders' Agent's prior written consent and any prohibited assignment shall be absolutely void. Lenders' Agent may assign this Agreement and its rights and duties hereunder, subject only to Section 6 of the Loan Agreement and no consent or approval by Grantor is required in connection with any such assignment.

10.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applied equally to this entire Agreement.

10.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lenders' Agent or Grantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

10.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

10.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Lenders' Agent and Grantor.

10.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be 'deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10.8 Fees and Expenses. Grantor shall pay to Lenders' Agent reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to enforce the security interest created hereunder, sell or otherwise realize upon the Intellectual Property Collateral, and otherwise enforce the provisions of this Agreement, or to defend any claims made or threatened against the Lenders arising out of the transactions contemplated hereby (including preparations for the consultations concerning any such matters).

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The foregoing shall not be construed to limit any other provisions of this Agreement or the Loan Documents regarding costs and expenses to be paid by Grantor.

10.9 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing and shall be governed by the provisions of Section 12(c) of the Security Agreement.

10.10 Termination by Agent. Lenders' Agent shall release its security interest in the Intellectual Property Collateral at such time as the non-contingent Obligations have been fully and finally discharged, the outstanding Notes have been paid in full, and the Lenders' obligation to provide additional credit under the Loan Agreement has been terminated, and in such event at the reasonable request of Grantor, Lenders and Lenders' Agent each shall, at Grantor's expense, make such filings with the State of Delaware and the United States Patent and Trademark Office as may be deemed by Grantor to be necessary or appropriate to evidence such release and terminate any financing statement nor notice relating to the liens and security interests created hereby. In the event that, for any reason, any portion of such payments to the Lenders is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

10.11 Integration. This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

10.12 Resolution of Conflicts. In the event that any express provision or term of this Agreement conflicts with the express provisions and terms of the Loan Agreement, the provision or term in the Loan Agreement shall control.

10.13 Confidentiality. Lenders and Lenders' Agent acknowledge and agree that the information set forth in Exhibit A and Exhibit B attached hereto (the "IP Information") contains proprietary information of Grantor, including trade secrets and that disclosure of the IP Information to third parties could adversely affect the value of the Intellectual Property Collateral. Accordingly, Lenders and Lenders' Agent agree to keep the IP Information strictly confidential and to ensure that the IP Information is not disclosed to any third parties. Grantor agrees to assist Lenders' Agent in creating a summary version of the IP Information as may be necessary for filing with the United States Patent and Trademark Office and any other applicable filing offices to perfect the security interest created hereunder while avoiding unnecessary disclosure.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above,

LIGHTNING POKER, INC.

BY: /s/ Brian Haveson

Title:                CEO

LENDERS' AGENT:

THE CO-INVESTMENT FUND II, L.P.
By: Co-Invest  Management II, L.P.
 its general partner

By: Co-Invest Capital Partners, Inc.
 its general partner

By:/s/ Richard M. Fox

Title: Vice president

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EXHIBIT A

Copyrights

Lightning Poker Software Versions :

1.0.2 1.1.0 1.1.01 1.1.3 1.1.5 1.2.0 1.2.1

EXHIBIT B

Mask Works

None

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is made and entered into on the 27th day of June, 2007, by and between Lightning Poker, Inc., a Pennsylvania corporation (the "Borrower"), the person listed on the signature pages hereto as the Lenders' Agent, for the benefit of the Lenders listed on Schedule I hereto (collectively, the "Lenders" and individually, a "Lender").

The Borrower has issued and delivered to each Lender a Promissory Note dated as of the date of this Agreement (as defined in the Loan Agreement) (collectively, the "Notes" and individually, a "Note"). Pursuant to the Notes, the Borrower has agreed to grant a security interest in and to the Collateral (as defined in this Agreement) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the Debt (as defined in this Agreement), and intending to be legally bound, the parties covenant and agree as follows:

1.            Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

"Accounts" shall have the meaning given to that term in the Code and shall include without limitation all rights of the Borrower, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

"Chattel Paper" shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Borrower, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

"Code" shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

"Collateral" shall mean collectively the Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory and all other personal property and Proceeds of each of the foregoing.

                "Debt" shall mean (i) all indebtedness, both principal and interest, of the Borrower to the Lenders now or after the date of this Agreement evidenced by the Notes, •(ii) all other debts, liabilities, duties and obligations of the Borrower to the Lenders now existing and after the date of this Agreement contracted or incurred arising in connection with the Loan Documents, and (iii) all costs and expenses incurred by the Lenders in the collection of any of the indebtedness described in this paragraph or in connection with the enforcement of any of the duties and obligations of the Borrower to the Lenders described in this paragraph, including reasonable attorneys' and paralegals' fees and expenses, and (iv) all future advances made by the Lenders for the reasonable maintenance, protection, preservation or enforcement of, or realization upon, the Collateral or any portion of the Collateral, including advances for storage, transportation charges, taxes, insurance, repairs and the like.

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"Documents" shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Borrower, whenever acquired.

"Equipment" shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Borrower and not included in Inventory of the Borrower, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

"Event of Default" shall mean any default by the Borrower as defined in the Notes.

"Fixtures" shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

"General Intangibles" shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Borrower now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Borrower, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents and patent applications, copyrights and copyright applications, trademarks, trade names, trade styles, trademark applications, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, domain names, URL's, web pages, records and data, now owned or acquired after the date of this Agreement by the Borrower.

"Instrument" shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Borrower.

"Inventory" shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Borrower and used or consumed in the Borrower's business, whenever acquired and wherever located.

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"Lenders' Agent" shall mean The Co-Investment. Fund II, L.P.

"Loan Agreement" shall mean that certain Loan Agreement of even date herewith among the Borrower and the Lenders.

"Loan Documents" shall mean collectively, this Agreement, the Notes, the Loan Agreement, the Intellectual Property Security Agreement for Patents and Trademarks and the Intellectual Property Security Agreement for Copyrights and Mask Works, each of even date herewith among the Borrower, the Lenders and/or the Lenders' Agent and all other agreements, documents and instruments executed and delivered in connection herewith, as each may be amended, supplemented or modified from time to time.

"Note(s)" shall mean the Promissory Notes executed and delivered by the Borrower in connection with the Loan Agreement.

"Proceeds" shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds is sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

2.            Security Interest. As security forthe full and timely performance and payment of the Debt in accordance with the terms of the Debt including the performance of the obligations of the Borrower under the Notes and this Agreement, the Borrower agrees that the Lenders shall have, and the Borrower grants to and creates in favor of the Lenders, a security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Agreement by the Borrower.

3.            Rights and Remedies of a Secured Party, In addition to all rights and remedies given to the Lenders by this Agreement, the other Loan Documents and the Note, the Lenders shall have all the rights and remedies of secured parties under the Code.

4.            Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a)            The Borrower covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Agreement by the Borrower at its principal place of business at 106 Chelsea Parkway, Boothwyn, PA 19061, and at no other location without the prior written consent of the Lenders' Agent.

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(b) The Lenders' Agent or its representatives and the Lenders and their representatives shall have the right at all times during regular business hours of the Borrower, with prior notice, to examine and inspect the Collateral and to review the books and records of the Borrower concerning the Collateral that is now owned or acquired after the date of this Agreement by the Borrower and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c) Except as otherwise agreed by the Lenders' Agent, the Borrower shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned or acquired after the date of this Agreement by the Borrower at its principal place of business at 106 Chelsea Parkway, Boothwyn, PA 19061, except to the extent any such Collateral is intended to be portable and not fixed to any particular location (such as portable computers, cellular phones, and other similar property), Inventory and Equipment is located at the facilities of third-party contractors and assemblers or, upon written notice to the Lenders' Agent, at such other locations for which the Lenders' Agent has filed financing statements, and at no other location without prior written notice to the Lenders' Agent, except that the Borrower shall have the right until one or more Events of Default shall occur to sell or otherwise dispose of Inventory in the ordinary course of business.

(d) Except as otherwise agreed by the Lenders' Agent, the Borrower shall not move the location of its chief executive offices without prior written notification to the Lenders' Agent, and shall not change its jurisdiction of formation without the prior written consent of the Lenders' Agent.

(e) Without the prior written consent of the Lenders' Agent, such consent not to be unreasonably withheld, the Borrower shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except Equipment or Fixtures reasonably deemed by the Borrower to be no longer material to or useful in the conduct of its business or Equipment leased to third parties in the ordinary course of Borrower's business.

(0             Promptly upon request of the Lenders' Agent, from time to time, the Borrower shall furnish the Lenders' Agent with such information and documents regarding the Collateral and the Borrower's financial condition, business, assets or liabilities, at such times and in such form and detail as the Lenders' Agent may reasonably request.

(g)             Promptly upon request of the Lenders' Agent, from time to time, the Borrower shall deliver to the Lenders' Agent all documentation reasonably requested by the Lenders' Agent without limitation, (i) all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to the Borrower's contracts or the performance of the Borrower's contracts, (ii) evidence of the Borrower's accounts and statements showing the aging, identification, reconciliation and collection thereof and (iii) reports as to the Borrower's inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of the Borrower.

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(h) Notwithstanding the security interest in the Collateral granted to and created in favor of the Lenders under this Agreement, the Borrower shall have the right until one or more Events of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce its contract rights generally.

(i) After the occurrence of an Event of Default, the Lenders' Agent shall have the right, in its sole discretion, to give notice of the Lenders' security interest to account debtors obligated to the Borrower and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Lenders' Agent and to enforce payment of the Accounts and the Chattel Paper and to enforce the Borrower's contract rights. It is understood. and agreed by the Borrower that the Lenders' Agent shall have no liability whatsoever under this Agreement except for its own gross negligence or willful misconduct.

(j) After the occurrence of an Event of Default, the Lenders' Agent shall cause to be opened and maintained a noninterest bearing deposit account (the "Cash Collateral Account") and after delivery of notice to the Borrower by the Lenders' Agent, deposit, and require the Borrower to deposit, therein all cash proceeds of Collateral. All cash proceeds of the Collateral received directly by the Borrower shall be held by the Borrower in trust for the benefit of the Lenders' Agent, shall be segregated from all other funds of the Borrower and shall, within one business day after receipt, be paid over to the Lenders' Agent in the same form as so received (with any necessary endorsement or assignment) for deposit in the Cash Collateral Account. The Lenders' Agent shall have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by the Lenders' Agent, it being the intention of the parties to this Agreement that the Borrower shall have no .. control over or withdrawal rights in respect of the Cash Collateral Account. The Lender's Agent, in accordance with the Loan Agreement, may, in its discretion, release to the Borrower from time to time all or any part of the collected funds deposited in the Cash Collateral Account but the Lenders' Agent shall have the right at any time to apply all or any part of the collected funds on deposit in the Cash Collateral Account to the payment of the.Debt, whether on account of principal or interest or otherwise as the Lenders' Agent in its discretion and in good faith may elect, until the Debt is fully paid.

(k) After the occurrence of an Event of Default and delivery of a written request, the Borrower shall promptly deliver to the Lenders' Agent all existing leases, and all other leases entered into by the Borrower from time to time, covering any Equipment or Inventory ("Leased Inventory") which is leased to third parties and will take such action as is necessary to perfect the Lenders' security interest in Leased Inventory.

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5.           Lenders' Agent's Actions with Respect to Accounts. The Borrower irrevocably makes, constitutes and appoints The Co-Investment Fund II, L.P., as Lenders' Agent and each Lender hereby agrees with and consents to such appointment, its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence of an Event of Default, such actions only to be taken during the continuance of an Event of Default, in its name or the name of all Lenders, as such Lenders' Agent may determine, at any time without notice to the Borrower and at the Borrower's expense:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Lenders' Agent and that the Lenders have a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Lenders' Agent;

(d) Take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Notify the United States Postal Service to change the address for delivery of, mail addressed to the Borrower to such address as the Lenders' Agent may designate;

(f) Receive, open and dispose of all mail addressed to the Borrower (any sums received pursuant to the exercise of the rights provided in this Agreement shall be deposited in the Cash Collateral Account);

(g) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(h) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Lenders' Agent may:

(1) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Lenders' Agent;

(2) Receive and collect all monies due or to become due to the Borrower;

(3) Exercise all of the Borrower's rights and remedies with respect to the collection of Accounts;

(4) Settle, adjust, compromise, extend, renew, discharge or release Accounts;

(5) Sell or assign Accounts on such terms, for such amount and at such times as the Lenders' Agent deems advisable;

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(6) Prepare, file and sign the Borrower's name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7) Prepare, file and sign the Borrower's name or names on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien or similar document in connection with the Collateral;

(8) Endorse the name of the Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Lenders' Agent's possession;

(9) Sign the name of the Borrower to verifications of Accounts and notices of Accounts sent by account debtors to the Borrower; or

(10) Take all other actions necessary or desirable to protect the Borrower's interest in the Accounts.

(i)            Negotiate and endorse any Document in favor of the Lenders or their designees, covering Inventory including the Leased Inventory, which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name of Borrower any instrument which the Lenders' Agent may deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Lenders' Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Borrower representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same.

The Borrower ratifies and approves all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney's own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Debt is paid in full and the Borrower shall have performed all of its obligations under this Agreement. The Borrower further agrees to use its commercially reasonable efforts to assist the Lenders' Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Lenders' Agent in any manner in its collection and enforcement of the Accounts.

Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lenders' Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Lenders' Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lenders' Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claimfor payment assigned hereunder.

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6.            Preservation and Protection of Security Interest. The Borrower represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral from time to time owned or acquired by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except as set forth in the Schedule of Exceptions to the Loan Agreement, purchase money security interest arising by action of law or those interests junior in right of payment and enforcement to that of the Lenders or in favor of the Lenders, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. The Borrower represents and warrants that as of the date of this Agreement the Lenders have, and that all times in the future the Lenders will have, a security interest in the Collateral prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement except as set forth on the Schedule of Exceptions to the Loan Agreement. The Borrower covenants and agrees that it shall not, without the prior written consent of the Lenders' Agent (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Lenders (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except as set forth in the Schedule of Exceptions to the Loan Agreement, those in favor of the Lenders, purchase money security interest arising by action of law or those junior in right of payment and enforcement to that of the Lenders, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those that are subordinate to the rights of the Lenders, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Lenders or those junior in right of payment and enforcement to that of the Lenders. The Borrower shall faithfully preserve and protect the Lenders' security interest in the Collateral and shall, at its own cost and expense, cause, or assist the Lenders' Agent to cause that security interest to be perfected and continue perfected so long as the Debt or any portion of the Debt is outstanding, unpaid or executory. . For purposes of the perfection of the Lenders' security interest in the Collateral in accordance with the requirements of this Agreement, the Borrower shall from time to time at the reasonable request of the Lenders' Agent file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Lenders' Agent may deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Borrower shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices; as the Lenders' Agent in its reasonable discretion, may deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest in the Collateral prior to the rights of all third persons, firms and entities, except as may be otherwise provided in this Agreement. The Borrower irrevocably appoints the Lenders' Agent as the attorney-in-fact of the Borrower to do all acts and things which the Lenders' Agent may reasonably deem necessary or advisable from time to time to preserve, perfect and continue perfected the Lenders security interest in the Collateral in accordance with the requirements of this Agreement, including, but not limited to, signing any financing statements or amendments to financing statements evidencing the Lenders' security interest in the Collateral for and on behalf of the Borrower. The Borrower agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

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7.             Insurance. Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on the Borrower. The Borrower shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies in accordance with its past practices. At the request of the Lenders' Agent, each of the Borrower's policies of insurance shall contain provision for notification of the Lenders' Agent thirty (30) days prior to the termination of each such policy. At the request of the Lenders' Agent, copies of all such policies, or certificates evidencing the same, shall be deposited with the Lenders' Agent. If the Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums when due, the Lenders' Agent may (but shall not be obligated to) do so for the account of the Borrower and add the cost thereof to the Debt. After the occurrence of an Event of Default, the Borrower shall assign and set over to the Lenders' Agent all monies which may become payable on account of such insurance and shall direct the insurers to pay the Lenders' Agent any amount so due. In such event, the Lenders' Agent is irrevocably appointed attorney-in-fact of the Borrower to endorse any draft or check which may be payable to the Borrower in order to collect the proceeds of such insurance. The Borrower shall apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Lenders' Agent), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a security interest in the Equipment, Inventory and Fixtures subject only to security interests permitted under this Agreement, and is perfected by the filing, of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. In the event that there is any balance of insurance proceeds remaining in the possession of the Lenders' Agent after payment in full of the Debt, such balance shall be paid over to the Borrower or its order.

8. Maintenance and Repair. The Borrower shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If the Borrower fails to do so, the Lenders' Agent may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Borrower and add the amount of such payments to the Debt.

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9.            Preservation of Rights Against Third Parties; Preservation of Collateral in Lenders' Agent's Possession. Until such time as the Lenders' Agent exercises its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Borrower's contract rights, the Borrower assumes full responsibility for taking any and all steps to preserve rights in respect of the Accounts and the Chattel Paper and its contracts against prior parties. The Lenders' Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the. Collateral as may come into its possession from time to time if the Lenders' Agent takes such action for that purpose as the Borrower shall request in writing, provided that such requested action shall not, in the judgment of the Lenders' Agent, impair the Lenders security interest in the Collateral or their right in, or the value of, the Collateral, and providedfurther that the Lenders' Agent receives such written request in sufficient time to permit the Lenders' Agent to take the requested action.

10.            Events of Default and Remedies.

(a) If any one or more of the Events of Default shall occur or shall exist, the Lenders' Agent may then, or at any time thereafter, so long as such default shall continue, foreclose the Lenders' lien or security interest in the Collateral in any way permitted by law, or upon ten (10) days prior written notice to the Borrower, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Lenders' Agent, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Lenders' Agent, in its sole discretion, may elect, and at any such sale, the Lenders may bid for and become the purchaser of any or all such Collateral. Pending any such action the Lenders' Agent may liquidate the Collateral.

(b) If any one or more of the Events of Default shall occur or shall exist, the Lenders may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower's liability under this Agreement or the Notes. The Borrower waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper or any of its contract rights and any other notices to which the Borrower may be entitled.

(c) If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Lenders' Agent shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower expressly waives.

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(d) The Lenders' Agent shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 7, any Proceeds received by the Lenders' Agent from insurance, first to the payment of the reasonable costs and expenses incurred by the Lenders in connection with such sale or collection, including without limitation reasonable attorneys' fees and legal expenses, second to the payment of the Debt, whether on account of principal or interest or otherwise as the Lenders' Agent in its sole discretion may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency.

(e) Upon the occurrence of any Event of Default and delivery of a written request, the Borrower shall promptly upon demand by the Lenders' Agent assemble the Equipment, Inventory and Fixtures and make them available to the Lenders' Agent at a place or places to be designated by the Lenders' Agent. The rights of the Lenders' Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Lenders may, at their election, enforce such right by an action in equity for injunctive relief or specific performance.

If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any event, the Lenders have the right to use and operate under all trade names under which the Borrower does business.

11.            Defeasance. Notwithstanding anything to the contrary contained in this Agreement upon payment and performance in full of the Debt owed to each Lender, this Agreement shall terminate and be of no further force and effect as to such Lender, and such Lender shall thereupon terminate its security interest in the Collateral. Upon such termination, Lender's Agent hereby authorizes the Company to file any UCC termination statements necessary to reflect such termination and Lenders' Agent will execute and deliver to the Company any additional documents or instruments as Company shall reasonably request to evidence such termination. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Lenders' Agent, the Borrower may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Lenders' Agent to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower.

12.             Miscellaneous.

(a)             The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

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(b) No failure or delay on the part of the Lenders' Agent in exercising any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof or of any other right, remedy, power or privilege of the-Lenders' Agent under this Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Lenders and the Lenders' Agent under this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this Agreement shall be deemed to have been given or made when personally delivered or when deposited in the United States mail, postage prepaid or with private overnight courier service; charges prepaid, addressed, if to the Borrower, to its principal place of business at 106 Chelsea Parkway, Boothwyn, PA 19061, and if to the Lenders, to the Lenders' Agent at Five Radnor Corporate Center, Suite 555,100 Matsonford Road, Aston PA 19014, or in accordance with the latest unrevoked written direction from either party to the other party.

(d) The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Unless the context otherwise requires, all terns used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Lenders' security interest in the Collateral, and the rights, duties and obligations of the Lenders, the Lenders' Agent and the Borrower with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State.

(g) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lenders' Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, or in the event that such amendment would have a material and adverse impact on a Lender's economic interest, such amendment shall be approved by each Lender.

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(h) In the event that the Lenders' Agent is at any time no longer serving as the Lenders' Agent and a new Lenders' Agent has not been appointed in accordance with the Loan Agreement, the Lenders shall have all of the rights, powers and privileges granted to Lenders' Agent hereunder.

(i) This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that the Borrower may not assign the Agreement or any rights or duties hereunder without the Lenders' Agent's prior written consent and any prohibited assignment shall be absolutely void.. The Lenders' Agent may assign this Agreement and its rights and duties hereunder to another Lender or to a. transferee of the Notes held by the Lenders' Agent, subject only to Section 6 of the Loan Agreement, and no consent or approval by the Borrower is required in connection with any such assignment

(1) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement

(k)            The Borrower shall pay to the Lenders' Agent reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to enforce the security interest created hereunder, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, or to defend any claims made or threatened against the Lenders arising out of the transactions contemplated hereby (including preparations for the consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of this Agreement or the Loan Documents regarding costs and expenses to be paid by the Borrower.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

BORROWER:

LIGHTNING POKER, INC.

By:/s/ Brian Haveson

Title: CEO

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LENDERS AGENT

THE CO-INVESTMENT FUND II, LP.

By: Co-Invest Management II, LP. its general partner

By: Co-Invest Capital Partners, Inc.
its general partner

By:/s/ Richard M. Fox
Title:  Vice president

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SCHEDULE I

Lenders

THE CO-INVESTMENT FUND II, L.P.

SIG STRATEGIC INVESTMENTS, LLLP

STEWART J. GREENEBAUM, LLC

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INTELLECTUAL PROPERTY SECURITY AGREEMENT FOR PATENTS AND TRADEMARKS

This Intellectual Property Security Agreement for Patents and Trademarks ("Agreement") dated June 27, 2007 is between Lightning Poker, Inc. ("Grantor") and The Co-Investment Fund II, L.P. ("Lenders' Agent"), on behalf of the Lenders (as hereinafter defined).

RECITALS:

A. Lenders' Agent and other Lenders will make advances to Grantor ("Loans") as described in the Loan Agreement dated of even date herewith between Grantor, Lenders' .Agent, and the other lenders (the "Lenders") named therein, (the "Loan Agreement"), but only if Grantor grants Lenders' Agent, on behalf of the Lenders and in accordance with the terms of the Loan Agreement, a security interest in its intellectual property, including patents and trademarks.

B. Grantor has granted Lenders' Agent, for the benefit of the Lenders, a security interest in all of its right, title and interest, presently existing or later acquired, in and to all the Collateral described in the Security Agreement dated of even date herewith (the "Security Agreement") executed by Grantor, the Lenders and Lenders' Agent contemporaneously with the Loan Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth and for other good and valuable consideration, and intending to be legally bound, the parties hereto mutually agree as follows.:

Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement and the Security Agreement. In addition, the following terms, as used in this Agreement, have the following meanings:

"Intellectual Property Collateral" means:

(i) Each of the patents and patent applications which are presently owned by Grantor (including all of Grantor's right, title, and interest, in and to the patents and patent applications listed on Exhibit A, attached hereto, as the same may be updated hereafter from time to time), in whole or in part, and all patent rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), foreign filing rights, and rights to extend such patents and patent rights;

(ii) All of Grantor's right, title, and interest in all patentable inventions, and to file applications for patent under federal patent law or regulation of any foreign country, and to request reexamination and/or reissue of the patents, the right (without obligation) to sue or bring interference proceedings in the name of Grantor or in the name of Lenders' Agent for past, present, and future infringements of the patents, and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

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(iii) Each of the trademarks and rights and interest which are capable of being protected as trademarks (including all of Grantor's right to the trademark registrations listed on Exhibit B, attached hereto, as the same may be updated hereafter from time to time and all other trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles, and other source or business identifiers, and applications pertaining thereto), which are presently owned by Grantor, in whole or in part, and all trademark rights with respect thereto throughout the world, including all goodwill associated therewith and all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

(iv) All of Grantor's right, title and interest to register trademark claims under any state or federal trademark law or regulation of any foreign country and to apply for, renew, and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of Lenders' Agent for past, present, and future infringements of the trademarks, registrations, or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country;

(v) All general intangibles relating to the foregoing; and

(vi) All proceeds of any and all of the foregoing (including, without limitations, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty, or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

Notwithstanding the foregoing, "Intellectual Property Collateral" shall not include any license, property or contract right the granting of a security interest in which would be prohibited by law or contract.

"Obligations" means the Debt as defined in the Security Agreement.

2. GRANT OF SECURITY INTEREST.

Grantor hereby grants Lenders' Agent, for the benefit of the Lenders, a first-priority security interest in all of Grantor's right, title, and interest in and to the Intellectual Property Collateral to secure the Obligations.

This security interest is granted in conjunction with the security interest granted under the Loan Agreement and Security Agreement, and under the Intellectual Property Security Agreement for Copyrights and Mask Works dated of even date herewith. Lenders' Agent's rights and remedies in the security interest are in addition to those in the Loan Agreement, the Security Agreement, the Intellectual Property Security Agreement for Copyrights and Mask Works, and those available in law or equity. Lenders' Agents' rights, powers and interests are cumulative with every right, power or remedy provided hereunder. Lenders' Agent's exercise of its rights, powers or remedies in this Agreement, the Loan Agreement or any other Loan Document (as defined in the Loan Agreement), and does not preclude the simultaneous or later exercise of any or all other rights, powers or remedies.

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3. REPRESENTATIONS, WARRANTIES AND COVENANTS.
Grantor hereby represents, warrants, and covenants that:

3.1             Patents; Trademarks; Service Marks

(i) A true and complete schedule setting forth all patent and patent applications owned or controlled by Grantor, together with a summary description in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit A;

(ii) A true and complete schedule setting forth all federal and state trademark and service mark registrations owned or controlled by. Grantor, together with a summary description in respect of the filing or issuance thereof and expiration dates is set forth on Exhibit B;

3.2            Validity; Enforceability. To the Grantor's knowledge and belief, each of the patents, service marks, and trademarks is valid and enforceable, and Grantor is not presently aware of any past, present, or prospective claim by any third party that any of the patents, service marks, or trademarks are invalid or unenforceable, or that the use of any patents, service marks, or trademarks violates the rights of any third person, or of any basis for any such claims; except that the provisional patent application set forth on Exhibit A hereto has expired.

3.3            Title. To the Grantor's knowledge and belief, Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to each of the patents, patent applications, service marks, service mark registrations, trademarks, and trademark registrations free and clear of any liens, charges, and encumbrances, including pledges and assignments, or has the rights to use the same under a valid license; provided, however, that it is understood and agreed that Grantor has not done exhaustive prior art searches or other searches with respect to such property;

3.4 Notice. To the Grantor's knowledge and belief, Grantor has used and will continue to exercise reasonable efforts to use proper statutory notice in connection with its use of each of the patents, service marks, and trademarks;

3.5            Quality. Grantor has used and will continue to exercise reasonable efforts to use consistent standards of quality (consistent with Grantor's past practices) in the manufacture, sale, and delivery of products and services sold or delivered under or in connection with the service marks and trademarks, including, to the extent applicable, in the operation and maintenance of its merchandising operations, and will continue to exercise reasonable efforts to maintain the validity of the service marks and trademarks to the extent that the failure to so maintain the validity of such service marks and trademarks could reasonably be expected to result in a material adverse change to a Lender's economic interest and provided that Grantor may cease the use of a service mark or trademark in connection with the cessation of a particular product or service; and

3.6            Perfection of Security Interest. Except for the filing of a financing statement with the Secretary of State of the Commonwealth of Pennsylvania and filings with the United States Patent and Trademark Office necessary to perfect the security interests created hereunder, to the Grantor's knowledge and belief no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States is required either for the grant by Grantor of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Grantor or for the perfection of or the exercise by Lenders' Agent of its rights hereunder with respect to the Intellectual Property Collateral.

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4. AFTER-ACQUIRED PATENT, SERVICE MARK, OR TRADEMARK RIGHTS.

If Grantor shall obtain ownership rights to any new service marks, trademarks, any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Grantor shall, upon reasonable request by Lenders' Agent, provide a report from time to time in writing to Lenders' Agent with respect to any such new service marks, trademarks, or patents, or renewal or extension of any service mark or trademark registration. Grantor shall bear any expenses incurred in connection with future patent applications and future service mark or trademark registrations.

5. LITIGATION AND PROCEEDINGS.

Grantor shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and at its own expense, such suits, administrative proceedings, or other actions for infringement or other damages as are in its reasonable business judgment necessary and appropriate to protect the Intellectual Property Collateral. Grantor shall provide to Lenders' Agent any non-privileged information with respect thereto requested by Lenders' Agent. Lenders' Agent shall provide at Grantor's expense all necessary cooperation in connection with any such suits, proceedings, or action, including, without limitation, joining as a necessary party. Following Grantor's becoming aware thereof, Grantor shall notify Lenders' Agent of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, or any United States, state, or foreign court regarding Grantor's claim of ownership in any of the patents, service marks, or trademarks, its right to apply for the same, or its right to keep and maintain such patent, service mark, or trademark right.

6. POWER OF ATTORNEY.

To the extent it does not adversely affect the validity of the Intellectual Property Collateral, Grantor grants Lenders' Agent power of attorney, coupled with an interest, having the full authority, and in the place of Grantor and in the name of Grantor, from time to time during the occurrence and continuance of an Event of Default in Lenders' Agent's discretion, to take any action and to execute any instrument which Lenders' Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, as may be subject to the provisions of this Agreement: to endorse Grantor's name on all applications, documents, papers, and instruments necessary for Lenders' Agent to use or maintain the Intellectual Property Collateral; to ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Intellectual Property Collateral; to file any claims or take an action or institute any proceedings that Lenders' Agent may deem necessary for the collection of any of the Intellectual Property Collateral or otherwise to enforce Grantor's or the Lenders' rights with respect to any of the Intellectual Property Collateral and to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property Collateral to any person.

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7. EVENTS OF DEFAULT.

An Event of Default (as defined in the Security Agreement) shall be an Event of Default under this Agreement.

8.. SPECIFIC REMEDIES.

Upon the occurrence and continuation of any Event of Default, Lenders' Agent shall have, in addition to, other rights given by law or in this Agreement, the Loan Agreement, the Security Agreement, or in the Notes, all of the rights and remedies with respect to the Intellectual Property Collateral of a secured party under .the Code, including the following:

8.1             Notification. Lenders' Agent may notify licensees to make royalty payments on license agreements directly to Lenders' Agent for the benefit of the Lenders; and

8.2              Sale. Lenders' Agent may sell or assign the Intellectual Property Collateral and associated goodwill at public or private sale for such amounts, and at such time or times as Lenders' Agent deems advisable. Any requirement of reasonable notice of any disposition of the Intellectual Property Collateral shall be satisfied if such notice is sent to Grantor thirty days prior to such disposition. Grantor shall be credited with the net proceeds of such sale only when they are actually received by Lenders' Agent, and Grantor shall continue to be liable for any deficiency remaining after the Intellectual Property Collateral is sold or collected. If the sale is to be a public sale, Lenders' Agent shall also give notice of the time and place by publishing a notice one time at least ten days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held. To the maximum extent permitted by applicable law, Lenders' Agent may be the purchaser of any or all of the Intellectual Property Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Intellectual Property Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any collateral payable by Lenders' Agent at such sale.

9. CHOICE OF LAW

The Code shall govern the perfection and the effect of attachment and perfection of the Lenders' security interest in the Collateral, and the rights, duties and obligations of the Lenders, the Lenders' Agent and Grantor with respect to the Intellectual Property Collateral. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State.
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10.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Grantor and Lenders' Agent.

10.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties;rp ovided, however, that Grantor may not assign the Agreement or any rights or duties hereunder without Lenders' Agent's prior written consent and any prohibited assignment shall be absolutely void. Lenders' Agent may assign this Agreement and its rights and duties hereunder, subject only to Section 6 of the Loan Agreement, and no consent or approval by Grantor is required in connection with any such assignment.

10.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applied equally to this entire Agreement.

10.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lenders' Agent or Grantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

10.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this-Agreement for the purpose of determining the legal enforceability of any specific provision..

10.6 Amendments in Writing. This Agreement can only be amended by a writing signed by both Lenders' Agent and Grantor.

10.7 Counterparts; Telefacsi 'le Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering. an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10.8 Fees and Expenses. Grantor shall pay to Lenders' Agent reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to enforce the security interest created hereunder, sell or otherwise realize upon the Intellectual Property Collateral, and otherwise enforce the provisions of this Agreement, or to defend any claims made or threatened against the Lenders arising out of the transactions contemplated hereby (including preparations for the consultations concerning any such matters).

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The foregoing shall not be construed to limit any other provisions of this Agreement or the Loan Documents regarding costs and expenses to be paid by Grantor.

10.9 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing and shall be governed by the provisions of Section 12(c) of the Security Agreement.

10.10 Termination by Agent. Lenders' Agent shall release its security interest in the Intellectual Property Collateral at such time as the non-contingent Obligations have been fully and finally discharged, the outstanding Notes have been paid in full, and the Lenders' obligation to provide additional credit under the Loan Agreement has been terminated, and in such event at the reasonable request of Grantor Lenders and Lenders' Agent each shall, at Grantor's expense, make such filings with the State of Delaware and the United States Patent and Trademark Office as may be deemed by Grantor to be necessary or appropriate to evidence such release and terminate any financing statement nor notice relating to the liens and security interests created hereby. In the event that, for any reason, any portion of such payments to the Lenders is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

10.11 Integratio . This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.

10.12 Resolution of Conflicts. In the event that any express provision or term of this Agreement conflicts with the express provisions and terms of the Loan Agreement, the provision or term in the Loan Agreement shall control.

10.13 Confidentiality. Lenders and Lenders' Agent acknowledge and agree that the information set forth in Exhibit A and Exhibit B attached hereto (the "IP Information") contains proprietary information of Grantor, including trade secrets and that disclosure of the IP Information to third parties could adversely affect the value of the Intellectual Property Collateral. Accordingly, Lenders and Lenders' Agent agree to keep the IP Information strictly confidential and to ensure that the IP Information is not disclosed to any third parties. Grantor agrees to assist Lenders' Agent in creating a summary version of the IP Information as may be necessary for filing with the United States Patent and Trademark Office and any other applicable filing offices to perfect the security interest created hereunder while avoiding unnecessary disclosure.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

GRANTOR:

LIGHTNING POKER, INC.

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BY: /s/ Brian Haveson

Title:                  CEO

LENDERS' AGENT:

THE CO-INVESTMENT FUND , L.P.

By: Co Invest Management II, L2.. its general partner
By: Co-Invest Capital Partners, Inc.
 its general partner

By: /s/ Richard M. Fox
Title: Vice President

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EXHIBIT A

Patents
Utility Patent:

US 6,626,757: Poker Playing System Using Real Cards and Electronic Chips

A system is presented to facilitate more efficient poker gaming between a dealer and multiple players at a gaming table, through the use of a central processor for all gaming functions related to wagering and player actions, as well as table management by the game operator. Specific game enhancements include: a more efficient and faster rate of play, improved dealer efficiency, and greater table management ability through electronic table monitoring by the table operator.

Pending Patent Applications:

10/810,255: Electronic Game Table

An electronic gaming table for at least two players comprising individual player terminals, a central processing unit connected to each individual player terminal, and a common display area visible to all players at said table. Additionally, networked gaming between tables and tournaments are discussed as well as the application of offering side games to individual players at their respective terminals.

11/788,601: Amusement Gaming System

Methods and apparatus for controlling and presenting multiple games, players and tournaments automatically or under the control of an operator.

Provisional Patent Applications:

Serial No. 60/754,097 "Electronic Playing Card Covering System"

A method, system, and software are presented by which a player's hand, engaged in a game at an electronic gaming table, can be hidden from view from surrounding players or viewers, yet is still able to be viewed by the respective player in question. In particular, in games such as poker, wherein secrecy is essential for proper play and betting, allows players to benefit greatly by ensuring their cards are only in view for each respective player.

Serial No. 60/793,851 "Amusement Gaming System"

A method, system, and software are presented by which a player engages in casino-like games for amusement type purposes. In the gaming system, additional features related to player tracking, customizable gaming rate controls, a jurisdictional rules database for intra-state gaming, as well as tournament management and sponsorship are disclosed. The system allows for restaurants and bars to establish amusement games and tournaments without violating state gambling laws.

Serial No. 60/777,846 "Multiple Gaming"

A method, system, and software are presented by which a player, engaged in a game at an electronic gaming table, can request an additional hand, and/or request participation in another electronic game. In particular, a player can request an additional hand or game; specifically selecting from an additional hand at the current table he/she is playing at (or home table), an additional hand at a remote table or a hand at a virtual table.

Serial No. 60/932,519 "Poker insurance Side Bet"

In Electronic Poker Tables (EPTs) that are playing a No-limit or Pot-limit form of poker, a side bet opportunity is displayed on the player screens for all players currently participating in a hand, provided that there is no more betting because the players in involved are "all-in" except for the player with the largest chip count. The side bet gives the player the opportunity to hedge his risk of losing the hand by locking in a portion of his share of the pot by agreeing to pay a percentage to the house for taking on the risk.

Serial No. 60/932,520 "Slot Machine Tournament Table"

An electronic slot machine table and method provides an electronic slot tournament game to a plurality of players. The electronic slot machine table includes a table, a plurality of electronic slot machines with video reels or poker slot machines, a central display area and a game computer. A monitor is visible to all the players so that players can see their results and the relative progress of all the players against one another.

Serial No. 60/ (not yet assigned) "Cash Assignment Device For Electronic Gambling Table"

A single station on an electronic gambling table, such as a conventional Electronic Poker Table manufactured by Lightning Poker, Inc. of Boothwyn, PA, allows a player to insert a player card, credit card or ATM card and type in a "PIN" number, or insert cash into a bill acceptance device, and then assign the cash to a particular seat at that table.

Design Patent Application:

29/254,445: Electronic Poker Table

The filing claims an ornamental design for an electronic poker table, specifically its hexagonal shape. This design is advantageous because the corner player terminals are at perfect angles from the center monitor, allowing for equal viewing angles for all participants as well as an increased playing surface for additional comfort for each player.

29/256,125: Electronic Poker Table

The filing claims an ornamental design for an electronic poker table, specifically its oval shape.

EXHIBIT B

Trademarks

Mark: LIGHTNING POKER                                                                                              Serial No. 78/272,444Filed July 10, 2003